CONFORMED COPY




             ASSIGNMENT AND ASSUMPTION AND JOINDER AGREEMENT


            AGREEMENT, dated as of March 14, 1997, among the Persons listed on the signature pages hereto under the caption "Assignors" (collectively, the "Assignors"), the Persons listed on the signature pages hereof under the caption "Assignees" (the "Assignees") and Family Bargain Corporation, a Delaware corporation (the "Company").

            WHEREAS, pursuant to that certain Securities Purchase Agreement, dated December 30, 1996, as supplemented by that certain Joinder Agreement, dated as of February 20, 1997, made by the individuals and institutions named under the caption "Designees" on the signature pages thereof, and as amended by that certain Amendment to Securities Purchase Agreement, dated as of March 10, 1997, among Three Cities Fund II, L.P., Three Cities Offshore II C.V., Terfin International, Ltd. and the Company (the "Securities Purchase Agreement"), among the Company and the Purchasers named therein, the Purchasers have the right to purchase from the Company, ratably in proportion to the number of Securities owned by each Purchaser, at the same price and on the same terms and conditions as the Securities Purchase Agreement, at any time up to and including April 10, 1997, up to 5,000 additional shares of Series B Preferred (the "Additional Securities").

            WHEREAS, the Assignors desire to assign their right to purchase 4,100 shares of the Additional Securities to the Assignees as set forth opposite each Assignee's name on Exhibit A attached hereto pursuant to Section 10.2 of the Securities Purchase Agreement.

            WHEREAS, each Assignee desires to (i) accept such assignment, (ii) exercise its right to purchase such amount of Additional Securities as set forth opposite such Assignee's name on Exhibit A pursuant to Section 2.4 of the Securities Purchase Agreement and (iii) be deemed to be a Purchaser under the Securities Purchase Agreement and to be bound by the terms and conditions of the Securities Purchase Agreement as provided for herein.

            WHEREAS, the Company desires to sell to the Assignees such amount of Additional Securities upon the terms and conditions in the Securities Purchase Agreement.

            NOW, THEREFORE, for good and valuable consideration, the sufficiency of which hereby is acknowledged, the parties hereto agree as follows (unless otherwise defined herein, terms defined in the Securities Purchase Agreement and used herein shall have the meanings given to them in the Securities Purchase Agreement):







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                                                                               2




            (a) Each of the Assignors hereby assigns, transfers and conveys to each Assignee, and each Assignee hereby accepts and assumes, all right, title and interest the Assignors have in, and with respect to, the option contained in
Section 2.4 of the Securities Purchase Agreement to purchase such amount of Additional Securities as set forth on Exhibit A. Each Assignee hereby assumes and agrees to perform all of the Purchaser's obligations and liabilities under or related to the Securities Purchase Agreement with respect thereto;

            (b) By execution hereof, each Assignee (i) hereby exercises the option under Section 2.4 of the Securities Purchase Agreement with respect to the amount of Additional Securities set forth on Exhibit A, (ii) shall be deemed to be a Purchaser for all purposes under the Securities Purchase Agreement and shall have all the rights and obligations of a Purchaser thereunder, except pursuant to Section 2.3 thereof, and (iii) shall be deemed to be a Holder (as defined in the Registration Rights Agreement) for all purposes under the Registration Rights Agreement and shall have all the rights and obligations of a Holder thereunder;

            (c) Each Assignee hereby acknowledges that it has received and reviewed, and is relying upon in making its investment decision, a copy (in executed form) of (i) the Securities Purchase Agreement (including, without limitation, all amendments, supplements and other modifications thereto), (ii) the Disclosure Letter to the Securities Purchase Agreement, (iii) each of the Transaction Agreements referred to therein (including, without limitation, all amendments, supplements and other modifications thereto), (iv) all documents, agreements and certificates (including, without limitation, all amendments, supplements and other modifications thereto) related to the Securities Purchase Agreement and the Transaction Agreements delivered at the Initial Closing, (v) all documents (including, without limitation, all amendments, supplements and other modifications thereto) delivered on January 13, 1997 related to the closing of the Separation Agreement, (vi) the Company's Annual Report on Form 10-K for the year ended January 27, 1996 (as amended by the Company's Form 10-K/A, dated May 14, 1996), as filed with the SEC (including, in each case, all exhibits and schedules thereto and documents incorporated by reference therein) and (vii) the Company's Quarterly Report on Form 10-Q for each of the quarters ended April 27, 1996, July 27, 1996 and October 26, 1996, as filed with the SEC;

            (d) Each Assignee agrees that it shall (i) be bound by all covenants, agreements, acknowledgments and other terms and provisions (except the representations and warranties of Purchasers other than as expressly provided herein) applicable to it, as a Purchaser pursuant to the Securities Purchase Agreement and the other Transaction Agreements to the same extent, and in the same manner, as if it were a direct party thereto; PROVIDED, HOWEVER, it shall be bound by, and does hereby make with respect to itself, the representations and warranties of Purchasers contained in Sections 5.1, 5.2, 5.3, 5.4 and 5.5 of the Securities Purchase Agreement, and (ii)






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                                                                               3




perform all obligations required of it pursuant to the Securities Purchase Agreement and such Transaction Agreements;

            (e) Each Assignee hereby acknowledges that no other representations and warranties are being made to it as a Purchaser by the Company other than those made in Section 4 of the Securities Purchase Agreement to the same extent, and in the same manner as if it (in its capacity as a Purchaser) were a direct party thereto; and

            (f) Each Assignee hereby acknowledges that the Assignors are not making any representations and warranties to the Assignees and have no liabilities or obligations to the Assignees pursuant to the Securities Purchase Agreement, this Agreement or otherwise.

            This Agreement shall become effective upon the last to occur of (a) the due execution and delivery of this Agreement by all parties hereto, (b) the delivery to each Assignee of certificates representing such number of Additional Securities as are set forth opposite such Assignee's name on Exhibit A hereto, each registered in the name of such Assignee or its nominees, and (c) payment of the Purchase Price Per Security with respect to such amount of Additional Securities by wire transfer of immediately available funds to an account or accounts previously designated by the Company.

            This Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Assignors and the Assignees.

            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            This Agreement may be executed in counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to be one and the same instrument.








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                                                                               4




            IN WITNESS WHEREOF, the undersigned has caused this Agreement to be duly executed and delivered in New York, New York, United States of America by its proper and duly authorized officer as of the date first written above.



                                     FAMILY BARGAIN CORPORATION


                                     By:/S/ WILLIAM W. MOWBRAY
                                        -----------------------------------
                                         Name:  William Mowbray
                                         Title:    President & CEO

ASSIGNORS:                           THREE CITIES FUND II, L.P.
----------
                                     By: TCR Associates, L.P., as General
                                     Partner


                                     By:/S/ WILLEM F.P. DE VOGEL
                                        -----------------------------------
                                         Name:  Willem F.P. de Vogel
                                         Title:    General Partner


                                     THREE CITIES OFFSHORE II C.V.

                                     By: TCR Offshore Associates, L.P., as
                                         General Partner


                                     By:/S/ J. WILLIAM UHRIG
                                        -----------------------------------
                                         Name:  J. William Uhrig
                                         Title:   General Partner

                                     TERFIN INTERNATIONAL, LTD.


                                     By:/S/ J. WILLIAM UHRIG
                                        -----------------------------------
                                         Name:  J. William Uhrig
                                         Title:   Attorney-In-Fact








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                                                                               5





                                     KLINGENSTEIN CHARITABLE
                                     PARTNERS B


                                     By:/S/ FREDERICK A. KLINGENSTEIN
                                        -----------------------------------
                                         Name: Frederick A. Klingenstein
                                         Title: Managing Partner


ASSIGNEES:                           THE BANK OF NEW YORK AS
                                     TRUSTEE FOR THE EMPLOYEES
                                     RETIREMENT PLAN OF THE
                                     BROOKLYN UNION GAS COMPANY


                                     By:/S/ EUGENE J. FORAN
                                        -----------------------------------
                                         Name:  Eugene J. Foran
                                         Title:   Vice President

                                     BOSTON SAFE DEPOSIT & TRUST
                                     COMPANY, TRUSTEE FOR US WEST
                                     PENSION TRUST


                                     By:/S/ ROBERT DAMISH
                                        -----------------------------------
                                         Name:  Robert Damish
                                         Title:    Officer

                                     BOSTON SAFE DEPOSIT & TRUST
                                     COMPANY, TRUSTEE FOR US WEST
                                     BENEFIT ASSURANCE TRUST


                                     By:/S/ ROBERT DAMISH
                                        -----------------------------------
                                         Name:  Robert Damish
                                         Title:    Officer


                                     By:/S/ JOHN BORER
                                        -----------------------------------
                                         John J. Borer III







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                                                            EXHIBIT A TO
                                               ASSIGNMENT AND ASSUMPTION
                                                   AND JOINDER AGREEMENT



                               SECURITIES



                                              Number of
ASSIGNEE                                     SECURITIES
--------                                     ----------

The Employees Retirement Plan of the
Brooklyn Union Gas Company                        2,500

Boston Safe Deposit & Trust Company,
Trustee for US West Pension Trust                 1,125

Boston Safe Deposit & Trust Company,
Trustee for US West Benefit Assurance
Trust                                               375

John J. Borer III                                   100
                                             ----------

Total                                             4,100